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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

ESG Communications Inc.                                Delaware

IINS, Inc.                                             Delaware

Infonet Broadband Services Corporation                 Delaware

Infonet USA Corporation                                Delaware

NetWorks Telephony Corporation                         Delaware

Infonet N.V./S.A.                                      Belgium

Interpac Belgium S.A.                                  Belgium

Infonet Software Solutions                             Canada

Infonet China Limited                                  China

Infonet France S.A.                                    France

Osiware International, S.A.                            France

Infonet Italia S.p.A.                                  Italy

Interpac Luxembourg S.A.                               Luxembourg

Infonet Servicios de Communicaciones, S.A. de C.V.     Mexico

Infonet Taiwan                                         Taiwan

Infonet UK, Ltd.                                       UK

IBSC Limited                                           UK